As filed with the Securities and Exchange Commission on July 10, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

OVERSTOCK.COM, INC.
(Exact name of Registrant as specified in its charter)

Delaware	6350 South 3000 East Salt Lake City, Utah 84121 (801) 947-3100	87-0634302
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Overstock.com 401(k) Plan

(Full title of the plan)

Jonathan E. Johnson III
President
6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value to be issued under the Overstock.com 401(k) Plan	150,000 shares	$11.91	$1,786,500	$100

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(1)          This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Overstock.com 401(k) Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)          The proposed maximum offering price per share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) as to the 150,000 shares of Common Stock authorized for issuance pursuant to the Overstock.com 401(k) Plan, solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq Global Market on July 6, 2009.

PART I:  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Information.*

*              The documents containing the information specified in Part I will be sent or given to participants in the Overstock.com 401(k) Plan (the “Plan”) as specified by Rule 428(b).  In accordance with the instructions to Part I of Form S-8, these documents are not being filed and will not be filed with the Securities and Exchange Commission (the “Commission”), either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 150,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 401(k) Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on March 24, 2005 (Commission File No. 333-123540)  relating to the Plan are incorporated herein by reference.

Item 8.  Exhibits.

4.1           Overstock.com 401(k) Plan.

4.2           Adoption Agreement

5.1           Internal Revenue Service determination letter

5.2           Internal Revenue Service determination letter regarding Amendment

5.3           Opinion of Bracewell & Giuliani LLP

23.1         Consent of PricewaterhouseCoopers LLP

23.2                           Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.3 hereto).

24.1         Power of Attorney (see signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on this 10th day of July 2009.

OVERSTOCK.COM, INC

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Senior Vice President, Finance

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Patrick M. Byrne, Stephen J. Chesnut and Jonathan E. Johnson III, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick M. Byrne	Chief Executive Officer (Principal Executive Officer),	July 10, 2009
Patrick M. Byrne	Chairman of the Board

/s/ Stephen J. Chesnut	Senior Vice President, Finance (Principal Financial Officer and	July 10, 2009
Stephen J. Chesnut	Principal Accounting Officer)

/s/ Allison H. Abraham	Director	July 10, 2009
Allison H. Abraham

/s/ Barclay F. Corbus	Director	July 10, 2009
Barclay F. Corbus

/s/ Joseph J. Tabacco, Jr.	Director	July 10, 2009
Joseph J. Tabacco, Jr.

Pursuant to the requirements of the Securities Act of 1933, the persons who administer the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on July 10, 2009.

OVERSTOCK.COM 401(k) PLAN

By:	/s/ Stephen J. Chesnut
Stephen J. Chesnut
Plan Administrator

OVERSTOCK.COM, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Documents

4.1	Overstock.com 401(k) Plan.

4.2	Adoption Agreement

5.1	Internal Revenue Service Determination Letter

5.2	Internal Revenue Service Determination Letter regarding Amendment

5.3	Opinion of Bracewell & Giuliani LLP

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Bracewell & Giuliani LLP (included in the opinion filed as Exhibit 5.3 hereto).

24.1	Power of Attorney (see signature page)